CorEnergy to Participate in Sidoti Investor Conference March 24-25
KANSAS CITY, MO –March 17, 2021 - CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA) (“CorEnergy” or the “Company”) today announced that members of its management team will participate in the Sidoti & Company, LLC Spring 2021 Virtual Conference to be held March 24-25, 2021.
The Company will host an overview presentation on Wednesday, March 24 at 10:45 am Eastern Time. A live and archived webcast will be available at corenergy.reit in the Investors section.
Dave Schulte, Chief Executive Officer, and Robert Waldron, Chief Financial Officer, will be available for one-on-one meetings with institutional investors. To arrange a meeting, investors can contact their institutional sales representative at Sidoti & Co., or Matt Kreps, investor relations for CorEnergy, at mkreps@corenergy.reit.
About CorEnergy Infrastructure Trust, Inc.
CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA) is a real estate investment trust that owns and operates or leases regulated natural gas transmission and distribution lines and crude oil gathering, storage and transmission pipelines and associated rights-of-way. For more information, please visit corenergy.reit.
Forward-Looking Statements
This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including, among others, failure to realize the anticipated benefits of the Transaction or Internalization; the risk that CPUC approval is not obtained, is delayed or is subject to unanticipated conditions that could adversely affect CorEnergy or the expected benefits of the Transaction, risks related to the uncertainty of the projected financial information with respect to Crimson, the failure to receive the required approvals by existing CorEnergy stockholders; the risk that a condition to the closing of the Internalization may not be satisfied, CorEnergy’s ability to consummate the Internalization, and those factors discussed in CorEnergy’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy’s Board of Directors and compliance with leverage covenants.
Contact Information:
CorEnergy Infrastructure Trust, Inc.
Investor Relations
Debbie Hagen or Matt Kreps
877-699-CORR (2677)
info@corenergy.reit

Source: CorEnergy Infrastructure Trust, Inc